EXHIBIT 99.1

Achieve Life Sciences Announces Pricing of $16.5 Million Registered Direct Offering

SEATTLE, Wash. and VANCOUVER, British Columbia, May 25, 2023 -- Achieve Life Sciences, Inc. (Nasdaq: ACHV), a late-stage pharmaceutical company committed to the global development and commercialization of cytisinicline for smoking cessation and nicotine dependence, today announced that it has entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of 3,000,000 shares of common stock at a price of $5.50 per share in a registered direct offering. The aggregate gross proceeds from this offering are expected to be approximately $16.5 million, prior to deducting placement agent fees and estimated offering expenses. The Company intends to use the proceeds from the offering to fund product development and regulatory activities, and for working capital and general corporate purposes. The offering is expected to close on or about May 30, 2023, subject to customary closing conditions.

Current Achieve investors, including investors in Dialectic Life Sciences and various entities affiliated with the Hunt Family, as well as members of Achieve’s management, are participating in this transaction. The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-261811), which was declared effective by the United States Securities and Exchange Commission ("SEC") on January 5, 2022. Lake Street Capital Markets, LLC is acting as the exclusive placement agent in connection with this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Achieve, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Lake Street Capital Markets LLC, Prospectus Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402 or by email at info@lakestreetcm.com.

About Achieve and Cytisinicline

Achieve’s focus is to address the global smoking health and nicotine addiction epidemic through the development and commercialization of cytisinicline. Tobacco use is currently the leading cause of preventable death that is responsible for more than eight million deaths worldwide and nearly half a million deaths in the United States annually. More than 87% of lung cancer deaths, 61% of all pulmonary disease deaths, and 32% of all deaths from coronary heart disease are attributable to smoking and exposure to secondhand smoke.

In addition, there are over 11 million adults in the United States who use e-cigarettes, also known as vaping. In 2022, approximately 2.5 million middle and high school students in the United States reported using e-cigarettes. Currently, there are no FDA-approved treatments indicated specifically as an aid to nicotine e-cigarette cessation.

Cytisinicline is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is believed to aid in treating nicotine addiction for smoking and e-cigarette cessation by interacting with nicotine receptors in the brain, reducing the severity of withdrawal symptoms, and reducing the reward and satisfaction associated with nicotine products. Cytisinicline is an investigational product candidate being developed for the treatment of nicotine addiction and has not been approved by the Food and Drug Administration for any indication in the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements Achieve makes regarding its expectation of market conditions and the satisfaction of customary closing conditions related to the offering, its ability to complete the offering and expected use of proceeds. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve may not actually achieve its plans or product development goals in a timely manner, if at all, or otherwise carry out its intentions or meet its expectations or projections disclosed in these forward-looking statements. There can be no assurance regarding the completion of the offering. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including Achieve’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Investor Relations Contact
Nicole Jones
achv@cg.capital
(404) 736-3838

Media Contact

Glenn Silver

Glenn.Silver@Finnpartners.com

(646) 871-8485